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                                                                   EXHIBIT 99.40

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT"), dated as of April 9, 2001, among (i) DTE CAPITAL CORPORATION, a Michigan corporation (in its capacity as assignor hereunder, the "Assignor"), (ii) DTE ENERGY COMPANY, a Michigan corporation (in its capacity as the assignee hereunder, the "ASSIGNEE"), (iii) CITIBANK, N.A., as agent (the "AGENT") for the Lenders from time to time party to the Credit Agreement referred to below, and (iv) the Lenders listed on the signature pages hereof.

                            PRELIMINARY STATEMENTS:

         WHEREAS, the Assignor is a party to, and, as of the date hereof, the Borrower under and as defined in, that certain Fourth Amended and Restated Credit Agreement, dated as of January 16, 2001 (said Agreement, as amended hereby and as it may hereafter be amended or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined), among the Borrower, the Lenders named therein and Citibank, N.A., as Agent thereunder.

         WHEREAS, in connection with the Credit Agreement, the Assignor has also executed and delivered Notes to the order of each under.

         WHEREAS, under Section 5.02(b) of the Credit Agreement, the Parent must execute the Guaranty or the Assignment and Assumption Agreement if the Borrower merges or consolidates with or into any Person besides the Parent;

         WHEREAS, the Assignee desires to accept all of the Assignor's right, title and interest in and to, and assume all of the Assignor's obligations, covenants, agreements and liabilities under, the Credit Agreement and the Notes.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, effective on and as of the Transfer Date, the Assignor and the Assignee hereby agree with and for the benefit of the Agent and the Lenders, and the Agent on its own behalf and on behalf of the Lenders agrees with and for the benefit of the Assignor and Assignee, as follows:

         SECTION 1. ASSIGNMENT AND ASSUMPTION.

         (a) Effective on and as of April 9, 2001, (such date and time being the "TRANSFER DATE"), the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby accepts from the Assignor, all of the Assignor's right, title and interest in and to the Credit Agreement and the Notes.

         (b) Effective on and as of the Transfer Date, subject to the terms and provisions hereof, the Assignee hereby unconditionally and irrevocably assumes all obligations, covenants and agreements to be performed by the Assignor under, and all liabilities of the Assignor arising under, out of or in connection with, the Credit



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Agreement and the Notes, and in furtherance of said assumption, the Assignee agrees that on and after the Transfer Date, it shall be bound in all respects by all of the grants, terms, covenants, representations, warranties and conditions of the Credit Agreement and the Notes, as if the Assignee were the original Borrower under and as defined in the Credit Agreement and the Notes, without further action required on the part of any party hereto or thereto. In addition, on and after the Transfer Date, subject to the terms and provisions hereof, the Assignee assumes, agrees to observe and perform, and promises to pay all obligations, duties and liabilities of the Assignor, now or hereafter existing, arising out of, under or in connection with, the Credit Agreement and the Notes (including, without limitation, the punctual payment when due of the principal, interest and fees owing thereunder from time to time), in each case as though the Assignee were the original Borrower under and as defined therein. Further, subject to the terms and provisions hereof, the Assignor hereby confirms and agrees that each of the Credit Agreement and the Notes is, and the Assignee hereby confirms and agrees that each of the Credit Agreement and the Notes shall on and after the Transfer Date continue to be, in full force and effect in accordance with its terms, and the Assignee hereby ratifies and confirms in all respects, effective on and as of the Transfer Date, each of the Credit Agreement and the Notes.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. The Assignor and the Assignee each represents and warrants that it has received copies of and has reviewed the Loan Documents. Effective on and as of the Transfer Date, the Assignee makes each of the representations and warranties of the Borrower set forth in the Credit Agreement all as if Assignee were the original Borrower under and as defined therein and had originally executed and delivered the Credit Agreement and the Notes, and confirms that each such representation and warranty is true and correct on and as of the Transfer Date, and that no Default has occurred and is continuing on and as of the Transfer Date.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ASSIGNEE. The Assignee represents and warrants, as of the date hereof, as follows:

         (a) The Assignee is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of it incorporation.


         (b) The execution, delivery and performance by the Assignee of this Agreement are within the Assignee's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Assignee's charter or by-laws or (ii) any applicable law or any contractual restriction binding on or affecting the Assignee.


         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Assignee of this Agreement.

         (d) This Agreement has been duly executed and delivered by the Assignee and is a legal, valid and binding obligation of the Assignee enforceable against the Assignee in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally.


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         SECTION 4. REFERENCE TO AND EFFECT ON THE ASSIGNED AGREEMENTS. The
Assignee further confirms and agrees that, effective on and as of the Transfer Date, each reference in each of the Credit Agreement and the Notes to the "Borrower" or any like term shall be deemed to refer to the Assignee to the extent the context permits.

         SECTION 5. EFFECT OF THE AGREEMENT. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Assignor shall remain fully liable to the Agent and the Lenders for any breach of the representations and warranties made by it in the Loan Documents on the date thereof or upon the date of each Borrowing.

         SECTION 6. COSTS AND EXPENSES. The Assignee agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, modification and amendment of this Agreement, and all costs and expenses, if any (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement. The Assignee also agrees to indemnify the Agent and each Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or any Lender (as the case may be) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent or any Lender hereunder, except for such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Person seeking such indemnity.


         SECTION 7. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to any conflicts of law principles, and shall be binding upon the Assignee, the Assignor and their respective successors and assigns; provided, that the parties hereto shall have no right to assign any rights, obligations or liabilities hereunder except in accordance with the terms of the Loan Documents.

         SECTION 8. WAIVER OF JURY TRIAL. Each of the Assignor and the Assignee irrevocably waives hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Assignor and the Assignee, as the case may be, in the negotiation, administration, performance or enforcement thereof.

         SECTION 9. JURISDICTION, ETC.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State


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court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

         (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         SECTION 10. THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Assignor, the Assignee, the Agent, the Lenders and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer on any other Person any legal or equitable benefit or remedy under or by reason of this Agreement.

         SECTION 11. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy transmission) and (except when particular means are specified) mailed, faxed or delivered, if to the Assignor or the Assignee, at its address at 2000 2nd Avenue, Detroit, MI 48226,
Attention: Christopher C. Arvani, telecopy: 313-235-0170; and if to the Agent, at its address at Two Penns Way, Suite 200, Newcastle, Delaware 19720,
Attention: Christian Laughton, telecopy: (302) 894-6120, with a copy to J. Nicholas McNee, 399 Park Avenue, New York, New York 10043, telecopy (212) 792-6130; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted, respectively.

                            [Signatures on next page]


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         IN WITNESS WHEREOF, the Assignor and the Assignee have each caused this
Agreement to be duly executed and delivered by an officer thereunto duly authorized as of the date first above written.


                                       DTE CAPITAL CORPORATION

                                       By /s/ C. C. Arvani
                                         --------------------------
                                         Name: C. C. Arvani
                                         Title: Assistant Treasurer

                                       DTE ENERGY COMPANY

                                       By /s/ N. A. Khouri
                                         --------------------------
                                         Name: N. A. Khouri
                                         Title: Vice President and Treasurer

ACCEPTED BY:

CITIBANK, N.A., as Agent

By
  --------------------------------
   Name:
   Title: